UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2008
Max & Erma’s Restaurants, Inc.
(Exact Name of registrant as specified in its charter)

Delaware	0-11514	31-1041397
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)
4849 Evanswood Drive
Columbus, OH 43229
(614) 431-5800
(Address, including zip code, and telephone number
including area code of registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On January 23, 2008, Max & Erma’s Restaurants, Inc. (the “Company”) issued a press release entitled, “Max & Erma’s Restaurants, Inc. Reports Fiscal 2007 Results,” regarding its financial results for the fourth quarter and fiscal year ended October 28, 2007. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 2.02 by reference.
     The information in this Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
     The information contained or incorporated by reference in this Form 8-K contains forward-looking statements, including certain statements regarding intent, beliefs, expectations, projections, forecasts and plans, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended October 28, 2007, and other factors described from time to time in the Company’s other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this Form 8-K are based on information available at the time of the report. The Company assumes no obligation to update any forward-looking statement.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 23, 2008, entitled “Max & Erma’s Restaurants, Inc. Reports Fiscal 2007 Results”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max & Erma’s Restaurants, Inc.
Date: January 29, 2008	By:	/s/ William C. Niegsch, Jr.
William C. Niegsch, Jr., Executive
Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 23, 2008, entitled “Max & Erma’s Restaurants, Inc. Reports Fiscal 2007 Results”